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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report (Date of earliest
                     event reported):  September 11, 2000


                         ONEPOINT COMMUNICATIONS CORP.
            (Exact name of registrant as specified in its charter)


Delaware                                                   36-4225811
(State or other jurisdiction                               (IRS Employer ID No.)
of incorporation of organization)


Two Conway Park
150 Field Drive, Suite 300                                 60045
Lake Forest, Illinois                                      (Zip code)
(Address of principal executive offices)


847-582-8800
(Registrant's telephone number including area code)
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ITEM 5.    OTHER EVENTS

     On September 11, 2000 OnePoint Communications Corp. and OnePoint Communications - Illinois, LLC closed on the sale of certain private cable and related assets in the Chicago market pursuant to the asset purchase agreement dated June 16, 2000 with 21st Century Telecom Services, Inc. Net proceeds from this transaction totaled approximately $9.7 million, of which $5.0 million was received as a deposit in June 2000, $0.7 million was received at closing, $2.0 million of which is being withheld subject to renewal of certain agreements and $2.0 million is being held in escrow for an 18 month period.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be filed on its behalf by the undersigned thereunto duly authorized.

                              ONEPOINT COMMUNICATIONS CORP.
                              (Registrant)


Date:   September 22, 2000    By:     /s/ John D. Stavig
                                   --------------------------
                              Name:   John D. Stavig
                              Title:  Chief Financial Officer